Exhibit 10.01

CARGO CONNECTION LOGISTICS HOLDING, INC.

600 Bayview Avenue

Inwood, New York 11096

Rosemary E. Ferro

PO Box 139

Mount Sinai, NY 11766

May 27, 2008

Re: Equity Exchange

Dear Ms Ferro:

Reference is made to those certain loans (the “Loan”), made in March 2006 by the undersigned (“Ferro”) to Cargo Connection Logistics Holding, Inc., a Florida corporation (the Company”) pursuant to which Ferro loaned an aggregate of $130,000 to the Company. The parties acknowledge that the Loan has not been repaid and did not include any accrued and unpaid interest, as of the date hereof.

1.            This letter (the “Agreement”) will serve to confirm our agreement that the Company shall issue to Ferro 250,000,000 shares (the “Shares”) of common stock, par value $.001 per share (the “Common Stock”), of the Company, in consideration for full satisfaction of the Loan. The issuance of Shares shall be effective as of the date of this Agreement and the Company shall deliver to Ferro a stock certificate evidencing the Shares promptly after the date hereof.

2.            As a condition to the issuance of the Shares, Ferro hereby represents, warrants, and acknowledges to and covenants and agrees with the Company as follows:

(a)          The undersigned is an accredited investor as such term is defined under Regulation D promulgated pursuant to the Securities Act (“Regulation D”).

(b)          Ferro is acquiring the Shares for the Ferro’s own account, for investment only and not with a view to, or for sale in connection with, a distribution thereof or any part thereof, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, or any applicable state Blue Sky laws;

(c)          Ferro is not a party or subject to or bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Shares or any part thereof to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement;

(d)          The Company has advised Ferro that none of the Shares have been registered under the Securities Act or under the laws of any state;

(e)          As a result of such lack of registration under the Securities Act and any applicable state Blue Sky laws, the Shares may not be resold or otherwise transferred or disposed without registration pursuant to or an exemption therefrom available under the Securities Act and such applicable state Blue Sky laws;

(f)           Each and every certificate representing any of the Shares shall bear the restrictive legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW OF DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS;”

(g)          Ferro has evaluated the merits and risks of acquiring the Shares and has such knowledge and experience in financial and business matters that Ferro is capable of evaluating the merits and risks of such acquisition, is aware of and has considered the financial risks and financial hazards of acquiring the Shares and is able to bear the economic risk of acquiring the Shares, including the possibility of a complete loss with respect thereto;

(h)          Ferro has had access to such information regarding the business and finances of the Company and has been provided the opportunity to discuss with the Company’s management the business, affairs and financial condition of the Company and such other matters with respect to the Company as would concern a reasonable person considering the transactions contemplated by this Agreement;

(i)           It has never been represented, guaranteed or warranted to Ferro by the Company, or any of its officers, directors, agents, representatives or employees, or any other person, expressly or by implication, that:

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(i)	any gain will be realized by Ferro from Ferro’s acquisition of the Shares;

(ii)          there will be any approximate or exact length of time that Ferro will be required to remain as a holder of the Shares, except as provided by federal and state securities laws and regulations; or

(iii)        the past performance or experience on the part of the Company or any of its officers, directors or other affiliates, its predecessors or of any other person, will in any way indicate any future results of the Company;

(j)	Except as set forth in this Agreement, the Company has not made any representation, warranty, covenant or agreement with respect to the matters contained herein;

3.            All notices, including change of address notices, required or permitted to be given by either party to the other under this Agreement shall sent to the physical or electronic addresses set forth below, and shall be sufficient if sent by: (a) hand delivery or courier service, with signature confirmation; (b) certified mail, return receipt requested; or (c) telegram, facsimile or e-mail (i.e., electronically), with electronic confirmation of receipt to the sender. (The foregoing, sent as indicated herein, “notice”). Facsimile or other electronic signatures of the undersigned parties will have the same force and effect as original signatures.

If to the Company, to:	Cargo Connection Logistics Holding, Inc.

600 Bayview Avenue

Inwood, New York 11096

Attention: Scott Goodman

Facsimile: (516) 908-7721

Email: sgoodman@crgologistics.com

With a copy to:	Davidoff Malito & Hutcher LLP

200 Garden City Plaza – Suite 315

Garden City, New York 11530

Attention: Neil M. Kaufman, Esq.

Facsimile: (516) 248-6422

Email: nmk@dmlegal.com

If to Ferro:	Rosemary Ferro

PO Box 139

Mount Sinai, NY 11766

E-mail: RoseF310@aol.com

4.            This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith. This Agreement shall survive any termination of the Loan or other relationship between the parties.

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5.            This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York applicable to agreements to be wholly performed therein, other than those which would defer to the substantive laws of another jurisdiction. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted. The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other parties, assign or transfer this Agreement or any rights or obligations hereunder. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and which when taken together shall constitute one and the same agreement.

If the foregoing accurately sets forth your agreement with respect to the issuance of the Shares in consideration for surrendering $130,000 debt owed by the Company pursuant to the Loan, please indicate such by signing where indicated below

CARGO CONNECTION LOGISTICS HOLDINGS, INC.
By:	/s/ Scott Goodman
Name: Scott Goodman
Title: Chief Executive Officer

Accepted and agreed

as of the date first set forth above:

/s/ Rosemary E. Ferro 5/27/08
Rosemary E. Ferro

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